Exhibit 99.1

GREAT AJAX CORP. ANNOUNCES RESULTS FOR THE QUARTER

ENDED JUNE 30, 2015

Highlights

•	Acquired mortgage-related assets with aggregate UPB of $204.6 million for total purchase price of $159.5 million
o	RPLs at an average price to UPB approximately equal to 79.6%
o	NPLs at an average price to UPB approximately equal to 57.6%
o	REO at an average price to market value approximately equal to 63.1%
•	At June 30, 2015 owned a portfolio of 2,620 mortgage loans with aggregate UPB of $598.9 million and 56 properties
•	Net interest income of $8.5 million and $14.3 million for the three months and six months ended June 30, 2015, respectively
•	Net income attributable to common stockholders of $5.4 million and $9.1 million for the three and six month periods, respectively
•	GAAP net income of $0.36 per diluted share and $0.64 per diluted share for the three and six months ended June 30, 2015, respectively
•	Taxable net income for the three and six months ended June 30, 2015 of $0.23 per diluted share and $0.35 per diluted share respectively

New York, NY— August 3, 2015 — Great Ajax Corp. (NYSE: AJX), a Maryland corporation that is a real estate investment trust, today announces results of operations for the quarter ended June 30, 2015. Great Ajax focuses primarily on acquiring, investing in and managing a portfolio of re-performing and non-performing mortgage loans secured by single-family residences and, to a lesser extent, of single-family properties. For the three and six month periods ended June 30, 2015, we had revenues of $8.8 million and $14.8 million, respectively, and net income attributable to common stockholders of $5.4 million and $9.1 million, respectively. Net income per fully diluted share for the three and six months ended June 30, 2015 was $0.36 and $0.64, respectively. For the quarter ended June 30, 2015, our loan transaction expense included approximately $0.3 million or $0.02 per fully diluted share of additional due diligence expenses related to approximately 550 mortgage loans from new sellers which were excluded from our purchases since these loans did not meet our acquisition criteria or quality standards. Loan transaction costs are not capitalized, and are expensed as incurred. Our average daily cash balance during the quarter was $43.6 million, and the average daily carrying values for our re-performing mortgage loans (“RPLs”) and non-performing mortgage loans (“NPLs”) were $283.1 million and $72.7 million respectively. As we did not commence operations until July 2014, we cannot provide any comparative results for the quarter ended June 30, 2014.

During the quarter ended June 30, 2015, we acquired 827 mortgage loans secured by single and one-to-four family residences with an aggregate unpaid principal balance (“UPB”) of $204.6 million. The aggregate purchase price for the mortgage loans was $159.5 million. RPLs represented $188.9 million UPB and $150.4 million purchase price and NPLs represented $15.7 million UPB and $9.0 million purchase price. The purchase price for RPLs and NPLs equaled 66.3 % and 58.9%, respectively, of the estimated market value of the underlying collateral. Mortgage loans purchased in the quarter were on our balance sheet for a weighted average of 41.7 days. We also purchased one REO property during the quarter for $0.1 million, which was 63.1% of the estimated market value.

As of the quarter end, of the 2,620 loans in our portfolio, 80.3% were re-performing loans and 19.7% were non-performing loans based on UPB. As of the quarter end, our portfolio of mortgage-related assets consisted of the following:

Portfolio as of June 30, 2015(1)

No. of Loans	2,620
Total UPB	$598,908,668
Interest-Bearing Balance	$562,294,615
Deferred Balance(2)	$36,614,053
Market Value of Collateral(3)	$663,588,960
Price/Total UPB(3)	73.4%
Price/Market Value of Collateral	66.4%
Weighted Average Coupon(4)	4.64%
Weighted Average LTV(5)	106%
Weighted Average Remaining Term (as of June 30, 2015)	316.2
No. of first liens	2,597
No. of second liens	23
No. of Rental Properties	2
Market Value of Rental Properties	$144,900
Capital Invested	$122,199
Price/Market Value of Rental Properties	84.3%
Gross Rent/Month	$1,950
No. Other REO	54
Market Value of Other REO	$11,377,800

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(1)	Information reflects one loan in which we hold a 40.5% beneficial interest through an equity method investee and two loans in which we have a 95% Participation interest and are owned by the Servicer because neither we nor our subsidiaries have the necessary licenses in certain states.

(2)	Amounts that have been deferred in connection with a loan modification on which interest does not accrue. These amounts generally become payable at the time of maturity.

(3)	As of acquisition date.

(4)	Our loan portfolio consists of fixed rate (47.6% of UPB), ARM (20.2% of UPB) and Hybrid ARM (32.2% of UPB) mortgage loans with original terms to maturity of not more than 40 years.

(5)	UPB as of June 30, 2015 divided by market value of collateral as of acquisition date and weighted by the UPB of the loan

Subsequent Events

On August 3, 2015, we declared a dividend of $0.22 per share, which will be payable on August 28, 2015 to stockholders of record as of August 14, 2015.

Subsequent to quarter end we completed our fourth securitization, which closed on July 2, 2015. An aggregate of $87.2 million of senior securities and $15.9 million of subordinated securities were issued in a private offering with respect to $158.5 million UPB of mortgage loans. Approximately 56.2% of these

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mortgage loans were RPLs and approximately 43.8% were NPLs based on UPB. Net proceeds from the sale of the senior securities provided leverage of approximately 3.3 times the related equity.

During July 2015, we completed the acquisition of 158 re-performing mortgage loans secured by single and one-to-four family residences with aggregate UPB of $46.8 million. The loans were acquired at 77.0% of UPB and the estimated market value of the underlying collateral is $60.5 million. The purchase price equaled 59.6% of the estimated market value of the underlying collateral.

In addition, we have agreed to acquire, subject to due diligence, 234 RPLs secured by single and one-to-four family residences with aggregate UPB of $38.5 million in six transactions from six sellers. The aggregate purchase price is $26.0 million which represents 67.5% of UPB and 69.3% of the estimated market value of the underlying collateral. While these acquisitions are expected to close by August 31, 2015, there can be no assurance that these acquisitions will close or that the terms may not change.

Conference Call

Great Ajax will host a conference call at 5:00 p.m. EST, August 3, 2015 to review our financial results for the quarter ended June 30, 2015. A live Webcast of the conference call will be accessible from the Investor Relations section of our website www.great-ajax.com. An archive of the Webcast will be available through January 3, 2016.

About Great Ajax Corp.

Great Ajax Corp. is a Maryland corporation that focuses primarily on acquiring, investing in and managing mortgage loans secured by single-family residences and, to a lesser extent, single-family properties themselves. We also invest in loans secured by multi-family residential and smaller commercial mixed use retail/residential properties, as well as in the properties directly. We are externally managed by Thetis Asset Management LLC. Our mortgage loans and other real estate assets are serviced by Gregory Funding LLC, an affiliated entity. We intend to qualify and have elected to be taxed as a real estate investment trust under the Internal Revenue Code.

Forward-Looking Statements

This press release contains certain forward-looking statements, including statements with regard to Great Ajax’s proposed securities offering. Words such as “believes,” “intends,” “expects,” “projects,” “anticipates,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions, many of which are beyond the control of Great Ajax, including, without limitation, the risk factors and other matters set forth in its Annual Report on Form 10-K for the period ended December 31, 2014 filed with the SEC and in its other filings with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, and when filed, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015. Great Ajax undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

CONTACT:	Lawrence Mendelsohn

Chief Executive Officer

or

Glenn J. Ohl

Chief Financial Officer

glenn@great-ajax.com

503-505-5670

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GREAT AJAX CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands except share and per share amounts)

(unaudited)

	Three months ended	Six months ended
	June 30, 2015	June 30, 2015
INCOME:
Loan interest income	$10,793	$17,677
Interest expense	(2,269)	(3,344)
Net interest income	8,524	14,333

Other income	232	446
Total income	8,756	14,779

EXPENSE:
Related party expense - management fee	856	1,602
Related party expense - loan servicing fees	851	1,507
Loan transaction expense	729	989
Professional fees	356	741
Other expense	289	450
Total expense	3,081	5,289

Income before provision for income tax	5,675	9,490
Provision for income tax	16	16
Consolidated net income	5,659	9,474
Less: consolidated net income attributable to noncontrolling interests	223	398
Consolidated net income attributable to common stockholders	$5,436	$9,076

Basic earnings per common share	$0.36	$0.64
Diluted earnings per common share	$0.36	$0.64

Weighted average shares - basic	15,237,739	14,129,162
Weighted average shares - diluted	15,909,634	14,801,319

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GREAT AJAX CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands except share and per share amounts)

(unaudited)

	June 30, 2015	December 31, 2014
ASSETS

Cash and cash equivalents	$36,240	$53,099
Mortgage loans, net(1)	444,408	211,159
Property held-for-sale	9,018	1,316
Rental property, net	121	290
Receivable from servicer	3,538	1,340
Investment in affiliate	2,445	2,237
Prepaid expenses and other assets	6,068	3,317
Total Assets	$501,838	$272,758

LIABILITIES AND EQUITY

Liabilities:
Secured borrowings(1)	$116,349	$84,679
Borrowings under repurchase agreement	153,804	15,249
Management fee payable	441	258
Accrued expenses and other liabilities	2,794	1,292
Total liabilities	273,388	101,478

Equity:
Preferred stock $.01 par value; 25,000,000 shares authorized, none issued or outstanding	-	-
Common stock $.01 par value; 125,000,000 shares authorized, 15,253,998 shares issued and outstanding, and 11,223,984 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	152	112
Additional paid-in capital	211,361	158,951
Retained earnings	7,279	2,744
Equity attributable to common stockholders	218,792	161,807
Noncontrolling interests	9,658	9,473
Total equity(2)	228,450	171,280

Total Liabilities and Equity	$501,838	$272,758

(1)       Mortgage loans includes $179,808 and $127,559 of loans transferred to securitization trusts that are variable interest entities (“VIEs”) that can only be used to settle obligations of the VIEs. Secured borrowings consist of notes issued by VIEs that can only be settled with the assets and cash flows of the VIEs. The creditors do not have recourse to the primary beneficiary (Great Ajax Corp.).

(2)       Net book value per diluted share was $14.36 and $14.43 at June 30, 2015 and December 31, 2014 respectively.

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